Exhibit 99.1

JOY GLOBAL INC.

News Release

Contact:
Michael S. Olsen
Executive Vice President and
Chief Financial Officer
+1 414-319-8507

Joy Global Inc. Announces Strategic Investment in China-Based
International Mining Machinery Holdings Ltd.

Milwaukee, WI – July 14, 2011- Joy Global Inc. (NASDAQ:JOYG) (“Joy Global”) a worldwide leader in high productivity mining solutions, and International Mining Machinery Holdings Ltd. (HKSE:1683) (“IMM”) jointly announced today that TJCC Holdings Limited (“TJCC”) and Joy Global have entered into a Share Purchase Agreement in which TJCC has conditionally agreed to sell 534.8 million shares of IMM to Joy Global for a purchase price of HKD 8.50 per share, or a total cash consideration of approximately USD 585 million. These shares represent approximately 41% of the issued share capital of IMM.

Completion is subject to the receipt of necessary approval from the Anti-monopoly Bureau of the Ministry of Commerce (“MOFCOM”) of the People’s Republic of China and the satisfaction of other customary closing conditions.

Pursuant to Rule 26.1 of the Hong Kong Takeovers Code, upon receipt of MOFCOM approval and completion of the Share Purchase Agreement, Joy Global will be required to make an offer for the remaining approximately 59% of IMM shares.  The tender offer will be launched by Joy Global’s wholly owned Hong Kong subsidiary, Newco Hong Kong 123 Limited, and will be subject to the terms and conditions to be set out in the offer document. The offer document is subject to approval by the Hong Kong Securities and Futures Commission, and following such approval will be made available on www.joyglobal.com.  The transactions will be financed with a combination of cash, borrowings or with cash raised through an equity offering, depending upon the number of shares tendered and the amount of cash on hand.

IMM is a leading designer and manufacturer of underground longwall coal mining equipment in China. It has strong domestic market positions in roadheaders and longwall shearing machines, and is growing the share of its armored-face conveyor and electric control systems businesses. In addition to original equipment, IMM provides aftermarket parts and services through a broad network of service and warehouse locations.  IMM's calendar 2010 financial results had revenues of approximately RMB 1,943 million (USD 299 million) and Adjusted EBITDA* of RMB 585 million (USD 90 million).

“A core part of our business strategy has been to position ourselves for the high growth of the emerging markets, and the investment in IMM is a major step in the execution of that strategy,” said Mike Sutherlin, President and Chief Executive Officer.  “The China coal market is large and diverse, and must be accessed with a multi-dimensional strategy.  While the major mines generally use globally sourced equipment, a larger number of mines rely on local Chinese mining equipment manufacturers.  Leadership in the China market requires strong positions specific to each segment, and IMM is an established market leader in the local market with premier products for longwall shearing machines and road headers.  IMM is a very strong complement to our Joy Mining and P&H businesses, and gives us leading positions in each of the major segments of the China market.”

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100 E Wisconsin Ave  Suite 2780  Milwaukee WI 53202   PO Box 554  Milwaukee WI 53201-0554  414/319/8501

Joy Global Inc.

Investor Conference Call
Management will host a conference call on July 14, 2011 at 2:00 p.m. EDT to discuss the investment. Interested parties can listen to the call by dialing +1 888-389-5988 in the United States or +1 719-457-2683 outside of the United States, access code 3575474, at least 15 minutes prior to the 2:00 p.m. EDT start time of the call. A rebroadcast of the call will be available until the close of business on August 2, 2011 by dialing +1 888-203-1112 or +1 719-457-0820, access code 3575474.

Management has posted a presentation on its website that provides additional information on this transaction, and which will be referred to during the conference call. The presentation can be accessed at http://investors.joyglobal.com/events.cfm.

Alternatively, interested parties can listen to a live webcast of the call on the Joy Global website at Joy Global at http://investors.joyglobal.com/events.cfm. To listen, please register and download audio software on the site at least 15 minutes prior to the start of the call. A replay of the webcast will be available until the close of business on August 4, 2011.

About Joy Global
Joy Global is a worldwide leader in manufacturing, servicing and distributing equipment for surface mining through P&H Mining Equipment and underground mining through Joy Mining Machinery.

Advisors
UBS AG and Goldman Sachs (Asia) L.L.C. are serving as financial advisors to Joy Global on this transaction.

Allen & Overy are serving as legal advisors to Joy Global.

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Joy Global Inc.

*Appendix A

IMM Adjusted EBITDA Reconciliation
Year Ended December 31, 2010

	RMB	USD*
	(In Millions)	(In Thousands)
EBITDA	498.8	$76.8

Initial Public Offering Expenses	119.5	18.4

Waiver of Legacy Tax Liability	(32.9)	(5.1)

Adjusted EBITDA	585.4	$90.1

IMM EBITDA Reconciliation
Year Ended December 31, 2010

	RMB	USD*
	(In Millions)	(In Thousands)
EBITDA	498.8	$76.8

Depreciation & Amortization	(70.8)	(10.9)

Net - Finance Costs	(11.1)	(1.7)

Income Tax Expense	(66.9)	(10.3)

Profit For the Year (Net Income)	350.0	$53.9

*USD results are calculated using exchange rates in effect during 2010
  Source : 2010 IMM Annual Report

IMM’s consolidated financial statements are prepared in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board and the disclosure requirements of the Hong Kong Companies Ordinance.

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Joy Global Inc.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as "anticipate," "believe," "estimate," "expect," "indicate," "may be," "objective," "plan," "predict," "will," "will be," and the like are intended to identify forward-looking statements. The forward-looking statements in this press release are based on our current expectations and are made only as of the date of this press release. In addition, certain market outlook information is based on third-party sources that we cannot independently verify, but that we believe reliable. We undertake no obligation to update forward-looking statements to reflect new information. We cannot assure you the projected results or events will be achieved. Because forward-looking statements involve risks and uncertainties, they are subject to change at any time. Such risks and uncertainties, many of which are beyond our control, include, but are not limited to: (i) risks of international operations, including currency fluctuations, (ii) risks associated with acquisitions, (iii) risks associated with indebtedness, (iv) risks associated with the cyclical nature of our business, (v) risks associated with the international and U.S. coal and copper commodity markets, (vi) risks associated with access to major purchased items, such as steel, castings, forgings and bearings, and (vii) risks associated with labor markets and other risks, uncertainties and cautionary factors set forth in our public filings with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures
In this press release "EBITDA", which is not recognized as a financial measurement under GAAP accounting rules, is used as a performance measure. Management uses EBITDA and other operating metrics as tools to evaluate the profitability of IMM’s operations and the effectiveness of its various initiatives. EBITDA is calculated as net profit before taxes, plus depreciation, amortization and net finance costs. “Adjusted EBITDA” excludes material charges related to IMM’s Global Offering in 2010 as well as its receipt of a waiver of taxes for periods prior to formation of the IMM. We believe that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding IMM’s results of operations because it assists in analyzing and benchmarking the performance and value of IMM's business. Presenting Adjusted EBITDA facilitates company-to-company operating performance comparisons of companies within the same or similar industries by backing out differences caused by variations in capital structure, taxation and depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. These measures provide an assessment of controllable operating expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance. These measures also provide an indicator for management to determine if adjustments to current spending decisions are needed. Furthermore, the presentation of Adjusted EBITDA has economic substance because it provides important insight into IMM’s profitability trends, and allows management and investors to analyze operating results with and without the impact of depreciation and amortization, interest and income tax expense and material related to IMM’s Global Offering in 2010 as well as its receipt of a waiver of taxes for the periods prior to formation of IMM. Accordingly, these metrics measure financial performance based on operational factors that management can impact in the short-term, namely the operational cost structure and expenses of the business. In addition, Adjusted EBITDA is used by securities analysts, investors and other interested parties in evaluating companies, many of which present an EBITDA measure when reporting their results. Although Adjusted EBITDA is used as a financial measure to assess the performance of this business, the use of Adjusted EBITDA is limited because they do not include certain material costs, such as depreciation, amortization and interest, necessary to operate the business. The reconciliation between EBITDA and Adjusted EBITDA and net income is disclosed to compensate for this limitation. While net income is used as a significant measure of profitability, Adjusted EBITDA, when presented along with net income, provides balanced disclosure which, for the reasons set forth above, is useful to investors in evaluating operating performance and profitability. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net income as calculated in accordance with GAAP as a measure of IMM’s performance.

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Responsibility Statement
The directors of Joy Global and Newco Hong Kong 123 Limited (a wholly-owned subsidiary of Joy Global and the entity acquiring the shares under the share purchase agreement and making the offer) jointly and severally accept full responsibility for the accuracy of the information contained in this announcement, except in relation to information on IMM, and confirm, having made all reasonable inquiries, that to the best of their knowledge, opinions expressed in this announcement have been arrived at after due and careful consideration and there are no other facts not contained in this announcement, the omission of which would make any statement in this announcement, except in relation to information on IMM, misleading.  The information relating to IMM contained in this announcement has been taken from the published annual and interim reports of IMM and from other public sources, including IMM's website at www.immchina.com. The directors of Joy Global and Newco Hong Kong 123 Limited take full responsibility for ensuring such information has been correctly and fairly reproduced.

JOYG-F

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